CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Norwood Financial Corp. of our report dated March 9, 2010, relating to our audit of the consolidated financial statements of Norwood Financial Corp. and subsidiary as of and for the year ended December 31, 2009, appearing in the Prospectus, which is part of this Registration Statement.

We also consent in the reference to our firm under the caption “Experts” in such Prospectus.

Wexford, PA
February 11, 2011